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                                 LEASE AGREEMENT

THIS LEASE is dated July 25th 1995 and is made and executed between Space Center Dallas, Inc., a Minnesota corporation ("Landlord") and OpTel, Inc., a Delaware corporation ("Tenant").

                                   ARTICLE I.
                            BASIC TERMS; DEFINITIONS

1.01. BASIC TERMS. Following is a summary, which shall not limit any of the other terms and provisions of this Lease, of some of the basic terms and provisions of this Lease:

         (a) PREMISES. That portion of the Building shown on Exhibit A deemed to contain 34,102 rentable square feet of office space on the 9th and 10th floors of the Building (the "Premises").

         (b) BUILDING. The building or complex of buildings of which the Premises are a part (the "Building").

         (c) PERMITTED USE. General office use and uses incidental thereto. Permitted use shall include kitchen and eating facilities, computer and telecommunication operations and facilities, data processing and transmission, accounting facilities, conference and meeting facilities, customer meeting facilities, copying facilities, and other uses typically made by other office tenants in the Dallas/Fort Worth metropolitan area (the "Permitted Use").

         (d) TERM. Ten (10) years starting on the Commencement Date and extending for a period of Ten (10) years from the Commencement Date.

         (e) COMMENCEMENT DATE. The date (the "Commencement Date") upon which Substantial Completion occurs; provided, however, that if Tenant commences conducting business in any portion of the Premises prior thereto, the Commencement Date shall be the date Tenant so commences conducting business.

         Provided further, that if Tenant occupies an approximately 600 square foot space designated the headend and computer room prior to occupation of any other portion of the Premises, Tenant shall only pay rent for the headend and computer room on a proportionate basis.

         (f) ADDITIONAL LEASE TERMS. The additional terms and conditions, if any, set forth in Exhibit D.

         (g) LANDLORD'S WORK. The work, if any, described as "Landlord's Work" in Section 2.02.

         (h) TENANT IMPROVEMENT ALLOWANCE. The sum of Six Hundred Twenty Thousand Dollars ($620,000) inclusive of remodel tax which sum shall be applied toward the cost of the architectural, engineering and other work to be undertaken by Tenant in Article II and, if available, for moving expenses.



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         (i) TENANT'S WORK. Except for Landlord's Work, all construction, installations, remodeling or other work at or in the Premises necessary or appropriate for Tenant's use and occupancy of the Premises.


         (j) BASE RENT. The sum of $12.10 per rentable square foot per annum, payable in equal monthly installments of $34,386.18 per month (the "Base Rent").


         (k) TENANT'S PRO RATA SHARE. 13.7%, which is the ratio that the number of rentable square feet of space in the Premises bears to the total rentable square footage of the Building, which is 249,275.("Tenant's Pro Rata Share").


         (l) SECURITY DEPOSIT. The sum of $34,386.18 payable by Tenant to Landlord simultaneously with the execution of this Lease, to be maintained and held in accordance with the provisions of Section 4.03 (the "Security Deposit").


         (m) BROKERS. CB Commercial Real Estate Group Inc. and Fults Realty Corporation ("Brokers").

         (n) NOTICE ADDRESSES.

              A. LANDLORD'S NOTICE ADDRESS:

                 Fults Realty Corporation
                 1111 West Mockingbird Lane
                 Suite #180
                 Dallas, TX 75247


              B. WITH A COPY TO:

                 General Counsel
                 Space Center, Inc.
                 451 Industrial Blvd., East Building
                 Minneapolis, MN 55413-2930


              C. TENANT'S NOTICE ADDRESS:

                 OpTel, Inc.
                 1111 West Mockingbird Lane
                 Suite #1130
                 Dallas, TX 75247


              D. WITH A COPY TO:

                 John Dunlay
                 2001 Rose Avenue
                 Dallas, TX 75201

as either such address may be changed pursuant to Section 17.02
("Notice Addresses").

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1.02. DEFINITIONS. In addition to the defined terms set forth in
Section 1.01, Landlord and Tenant agree that, as used in this Lease, the following words and phrases have the following meanings:

         (a) ACCESSIBILITY REGULATIONS. The Americans with Disabilities Act of 1990, and any other federal, state or local law, statute, code, ordinance, rule or regulation requiring the provision of access or other accommodations to persons with disabilities, all as amended from time to time during the Term.

         (b) ADDITIONAL RENT. All payments (other than Base Rent) required to be made by Tenant under this Lease, whether to Landlord or to third parties.

         (c) ALTERATIONS. Any alterations, improvements or physical additions to the Premises made or proposed to be made by Tenant, including, without limitation, Tenant's Work.

         (d) AWARD. The award for or proceeds of any Taking less all expenses in connection therewith including reasonable attorneys' fees.

         (e) BUSINESS DAY. Any date (other than a Saturday, Sunday or legal holiday in the State of Texas) on which national banks are permitted to be open in Dallas, Texas.

         (f) COMMON AREAS. Those parts of the Project not under lease exclusively to Tenant or to other tenants, including but not limited to parking areas, access roads and facilities, driveways, sidewalks and landscaped areas, which may be provided by Landlord, from time to time, for the common use and benefit of tenants of the Building.

         (g) DEFAULT. As defined in Section 14.01.

         (h) ENVIRONMENTAL LAWS. Any law, statute, ordinance, code, rule, regulation, order or decree relating to human health or safety or the environment or governing, regulating or pertaining to the generation, treatment, storage, handling, transportation, use or disposal of Hazardous Substances, presently in effect or that may be enacted, adopted, promulgated or issued in the future, as amended from time to time, including but not limited to the following: (i) Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; (ii) Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 40 U.S.C. Section 1801 et seq.; (iii) Clean Air Act, 42 U.S.C. Section 7401-7626; (iv) Water Pollution Control Act (Clean Water Act of
1977), 33 U.S.C. Section 1251 et seq.; (v) Insecticide, Fungicide, and Rodenticide Act (Pesticide Act of 1978), 7 U.S.C. Section 135 et seq.; (vi) Toxic Substances Control Act, 15 U.S.C. Section 2601 et. seq; (vii) Safe Drinking Water Act, 42 U.S.C. 300(f) et seq.; (viii) National Environmental Policy Act (NEPA), 42 U.S.C. Section 4321 et seq.; and (ix) Refuse Act of 1899, 33 U.S.C. Section 407 et seq.

         (i) FORCE MAJEURE. Any period of delay which arises from or through:
Acts of God; strikes; contractor delays; shortages or unavailability of labor or materials; lockouts or labor difficulty; explosion; sabotage; accident; riot or civil commotion; act of war; fire or other casualty; legal requirements; or any other causes beyond the reasonable control of Landlord.

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         (j) HAZARDOUS SUBSTANCES. Any petroleum base products, pesticides, paints and solvents, polychlorinated biphenyl, asbestos, asbestos containing materials, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as a hazardous or toxic substance, or other similar term, by any Environmental Law.

         (k) MORTGAGE. Any mortgage, deed to secure debt, trust indenture or deed of trust which may now or later encumber or be a lien upon the Project or any part thereof, or Landlord's interest therein, and any renewals, modifications, consolidations, replacements and extensions of any of the foregoing.

         (l) MORTGAGEE. The holder or beneficiary of a Mortgage.

         (m) OPERATING EXPENSES. All costs and expenses incurred by Landlord in owning, operating, managing, policing, protecting, lighting, repairing, replacing and maintaining the Project, including, if the Building is less than ninety five percent (95%)occupied during any calendar year, all additional costs and expenses of operation, management and maintenance of the Building which vary with occupancy and which Landlord determines that it would have paid or incurred during such calendar year if the Building had been ninety five percent (95%) occupied. Such costs and expenses shall include, but not be limited to: cleaning and janitorial services and supplies; window washing; fire protection; security services; snow, ice, and trash removal; striping and restriping and sealing, resurfacing or replacing any parking areas or access roads; gas, water, electricity and other utilities (to the extent not separately metered to Tenant or other tenants); costs and expenses of planting, cutting, trimming, replanting and replacing lawns, flowers and landscaping; premiums for Landlord's liability, property damage, loss of rents, fire, casualty and other insurance Landlord procures, and any deductible amount payable by Landlord in the event of casualty; market management fees; wages and benefits payable to employees whose duties are directly connected with the operation and maintenance of the Project and offsite employees as reasonably allocated based on the time actually spent on the Project as opposed to other projects; fees for required licenses and permits; capital expenditures, the cost of which shall be amortized on a straight-line basis over the useful life thereof, together with interest at the rate or rates per annum paid by Landlord on funds borrowed for the purpose of financing such capital expenditures, or, if Landlord does not borrow funds for such purpose, at the rate per annum equal to the prime rate, as published in The Wall Street Journal on the Business Day on which, or closest to the day on which, the capital improvements in question are substantially completed, plus two percent (2%); but only to the extent such capital expenditure is made for the purpose of (aa) reducing Operating Costs, or (bb) complying with governmental requirements which become effective after the date hereof; all real property taxes and assessments levied against the Project; all personal property taxes levied on personal property of Landlord used in the management, operation, maintenance and repair of the Project; all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes and assessments; all service payments in lieu of taxes; and all other excises, charges, fees, assessments, reassessments, levies or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, foreseen or unforeseen, which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project, the ownership or operation thereof, or the rent derived therefrom. Real estate taxes and assessments for any calendar year shall be deemed to be the

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taxes and installments of assessments payable in such calendar year, even though the levy or assessments thereof may be for a different fiscal year. "Operating Expenses" shall not include any franchise, estate, inheritance or succession transfer tax of Landlord, or any tax imposed upon the net income of Landlord from all sources; the cost of any repairs or restoration occasioned by casualties to the extent such costs are fully reimbursed by insurance proceeds; interest or principal payments on any Mortgage; expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for renovating space for tenants; depreciation allowance or expenses; or operating expenses which are the direct responsibility of Tenant or any other tenant.

         Anything in the foregoing provisions hereof to the contrary notwithstanding, Operating Expenses also shall not include the following:

           (A) Costs of repairs, restoration, replacements or other work occasioned by the exercise by a governmental authority of the right of eminent domain, provided the Landlord is fully reimbursed therefor;

           (B) Attorney's fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, prospective tenants, consultants, management agents, purchasers or mortgagees of the Project;

           (C) Allowances, concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants, prospective tenants or other occupants and prospective occupants of the Project, or vacant, leasable space in the Project;

           (D) Any costs that should be capitalized in accordance with generally accepted accounting principles except to the extent such costs are incurred to reduce operating costs or are undertaken to comply with governmental requirements which become effective after the date hereof;

           (E) Rental payments made under any ground or underlying lease or leases;

           (F) Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Project, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes, mortgage taxes and interest charges;

           (G) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due;

           (H) Costs incurred by Landlord for trustee's fees, partnership organizational expenses and accounting fees except accounting fees relating solely to the management and operation of the Building;


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         (I) Costs or expenses of utilities directly metered to tenants of the
Project and payable separately by such tenants, costs or expenses relating to another tenant's or occupant's space, to the extent such costs or expenses are specifically measurable, which were incurred in rendering any service or benefit to such tenant that Landlord was not required, or were for a service in excess of the service that Landlord was required, to provide Tenant hereunder; and the costs of heating, ventilating and air-conditioning services provided to other tenants of the Project during hours other that Project standard hours, whether or not such costs are payable by such other tenants;

         In no event shall Landlord receive from all tenants of the Project more than one hundred percent (100%) of Operating Expenses, and in no event shall any Operating Expense be included except once.

         (n) PLANS AND SPECIFICATIONS. The plans, specifications and working drawings for Landlord's Work approved by Landlord and Tenant pursuant to Section 2.02, together with any changes thereto made in accordance with the provisions of Section 2.02.

         (o) RENT. Collectively, Base Rent and Additional Rent.

         (p) SUBSTANTIAL COMPLETION. The date on which Landlord's Work has been substantially completed in conformity with the Plans and Specifications (except for normal punch list items) or would have been completed but for Tenant Delays, all as certified by the architect which prepared the Plans and Specifications, and a certificate of occupancy, temporary or permanent, or its equivalent, has been secured or would have been secured but for Tenant Delays.

         (q) TAKING. The taking of, or damage to, the Premises or the Project or any portion thereof, as the case may be, as the result of the exercise of any power of eminent domain, condemnation or purchase under threat thereof or in lieu thereof.

         (r) TAKING DATE. The date on which the condemning authority shall take physical possession of the Premises or the Project or any portion thereof, as the case may be.

         (s) TENANT DELAY. A delay in Landlord's timely performance of an obligation of Landlord under this Lease caused by an act or omission of Tenant, or its directors, officers, employees, agents, contractors and subcontractors. Tenant Delay shall not include delays by Landlord or its contractors in completing Landlord's Work under Section 2.02 but only to the extent such delays are not caused by the acts of omissions of Tenant or its employees, agents, contractors or invitees.

                                   ARTICLE II.
                  LEASE AND ACCEPTANCE OF THE DEMISED PREMISES;
                        TENANT IMPROVEMENTS AND ALLOWANCE

         2.01. LEASE OF PREMISES. Landlord hereby leases the Premises to Tenant, and Tenant hereby accepts the Premises from Landlord, upon the terms and conditions set forth in this Lease.


                                        6



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2.02. LANDLORD'S WORK.

         (a) Landlord's Work includes all of the improvements to the Premises which Landlord has agreed to make or perform, and Landlord has not agreed to make or perform any other improvements or work to or on the Premises. Landlord will demolish and remove the leasehold improvements currently located in the Premises at its cost without reimbursement from Tenant and not to be paid for out of the Tenant Improvement Allowance, except that the Tenant Improvement Allowance will be applied to pay the applicable remodeling tax.

         (b) It is agreed that Landlord's Work shall be limited to contracting for and coordinating the "build-out" of the Premises in accord with the plans and specifications prepared by the space planner and/or architect engaged and paid for by Tenant. Tenant shall cause its space planner/architect to prepare detailed space plans for the Premises and provide same for review by Landlord not later than five (5) business days after full execution and delivery of the lease by Tenant and Landlord. Landlord shall have five (5) business days after receipt of the plans to approve or disapprove them which approval shall not be unreasonably withheld or delayed. At such time as the space plans are approved by Landlord, Tenant's architect and engineer shall prepare final working drawings for Landlord's Work. Tenant shall within five (5) days business after receipt of Landlord's comments, submit such working drawing to Landlord for review, and Landlord shall approve or disapprove such drawings within five (5) business days after receipt. The working drawings shall include architectural, mechanical and electrical drawings for all work shown on the approved space plan. Tenant shall be solely responsible for assuring that the plans and working drawings call for building work and materials which are fully in compliance with all federal, state and local building requirements, including but not limited to American Disabilities Act and building code requirements. Tenant shall defend, save and hold Landlord harmless from any claims or causes of action of whatsoever nature arising from the failure of the plans and working drawings to meet such standards. Tenant shall have the right to select any architect, space planner, and engineer it desires subject to Landlord's approval, which shall not be unreasonably withheld. Landlord shall pay, without reimbursement from Tenant, the costs incurred by it to review and approve plans and specifications. Tenant shall not be in default thereunder if Landlord and Tenant fail to agree upon such working drawings and no Tenant Delay shall result from any such failure. However, if Landlord and Tenant do not agree upon such working drawings by August 20, 1995, either Landlord or Tenant shall have the right to terminate this Lease.

         (c) After approval by Landlord of the working drawings for the Landlord's Work, Landlord shall submit the drawings to the appropriate governmental body for plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the working drawings necessary to obtain the building permit. After final approval of the working drawings, no further changes thereto may be made without the prior written approval of both Landlord and Tenant which approval shall not be unreasonably withheld or delayed.

         (d) Landlord shall perform Landlord's Work without any construction management fees, in accordance with the Plans and Specifications, in a good and workmanlike manner, and in compliance with all applicable laws, statutes, ordinances, codes, rules and regulations, including without limitation zoning and building ordinances and codes. Such work shall be completed as soon as reasonably possible, subject to Force Majure. Tenant shall have the right to approve all


                                       7


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contractors, which approval shall not be unreasonably withheld, under the following conditions: (1) Tenant must exercise such approval rights within two (2) business days of Landlord's notice to Tenant of the proposed contractors and (2) if Tenant fails to act on Landlord's notice of proposed contractors within two (2) business days, the contractors shall thereby be approved.

         (e) Landlord shall pay the amount of the Tenant Improvement Allowance toward the total cost (the "Construction Cost") of performing Landlord's Work. In the event the Construction Cost shall exceed the amount of the Tenant Improvement Allowance, such excess shall be paid by Tenant. Prior to commencement of construction and installation of the Landlord's Work, Landlord shall provide Tenant with an estimate of the Construction Cost. If such estimate exceeds the Tenant Improvement Allowance, Tenant shall pay such excess to Landlord in advance and such advance payment shall be used first in paying the Construction Cost. Upon Substantial Completion, and provided that Landlord has provided Tenant with a certificate for payment and a statement of the actual Construction Cost, Tenant, within ten (10) days after its receipt of said certificate for payment and statement of the actual Construction Cost, shall pay Landlord any remaining portion of the Construction Cost to be paid by Tenant.

         (f) If any change in the Plans and Specifications, other than a change required by Landlord unrelated to building code or other governmental standards, or Tenant's request for any such change or the work required in processing such request, causes a delay in Substantial Completion of Landlord's Work, then notwithstanding anything to the contrary contained in this Lease, a Tenant Delay shall be deemed to have occurred. Any such change shall be evidenced by a written change order to be executed by Landlord and Tenant, which shall indicate the work required, the cost thereof to Tenant, if any (which shall include a $250 change order fee for each change order), and the Tenant Delay, if any, which it is anticipated will be caused by such change or the request for such change or the processing of such request. If any such change results in an increase in the Construction Cost, and as a result thereof the Tenant Improvement Allowance is or will be exceeded, or the amount by which the Tenant Improvement Allowance is already estimated to be exceeded shall be increased, the amount of such excess or increase in estimated excess, as the case may be, shall be paid by Tenant to Landlord in advance. Landlord shall have three (3) business days after its receipt of a change order request within which to approve or disapprove the same. If any change order is disapproved a specific reason shall be given. If Tenant elects to submit a revision to a change order request which was not approved by Landlord, Landlord shall have three (3) business days after its receipt of such revision within which to approve or disapprove the same.

2.03. TENANT'S WORK. In addition to the work set forth in Section 2.02, Tenant shall perform all of Tenant's Work. All of Tenant's Work shall be performed in accordance with and shall be subject to the terms and conditions of
Article V. Tenant acknowledges and agrees that neither the Commencement Date nor the payment of Rent shall be delayed for any period of time due to any delay in completing Tenant's Work. Provided that Tenant's activities will not interfere with or cause delay in construction and installation of Landlord's Work (including, without limitation, any delay resulting from any work stoppage, picketing, labor disruption or dispute), Landlord shall permit Tenant, its agents, employees and representatives, access to the Premises for purposes of performing Tenant's Work during the forty five (45))day period prior to the Scheduled Commencement Date.

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2.04. CONDITION OF DEMISED PREMISES. Tenant agrees that neither
Landlord nor any agent, employee or representative of Landlord has made any representations or warranties, express or implied, with respect to the Premises, Landlord's Work, the condition thereof or the fitness thereof for Tenant's use, except as may be expressly set forth in this Lease. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises "AS IS" and "WITH ALL FAULTS", subject only to defects in Landlord's Work which are specifically identified in a written punch list signed by Landlord and Tenant prior to Tenant's taking possession of the Premises. Notwithstanding the foregoing, Landlord shall assign, if possible, to Tenant all contractor and supplier warranties pertaining to Landlord's Work, which warranties are limited specifically to the Demised Premises.

2.05. USE OF COMMON AREAS. Tenant is hereby granted the nonexclusive license, in common with Landlord and the other tenants of the Building, to use the Common Areas during the Term, subject to the terms and conditions of this Lease.

2.06. RIGHTS RESERVED TO LANDLORD. Landlord reserves the right to do any of the following at any time and from time to time:

         (a) Close off any of the Common Areas to whatever extent required for maintenance, alteration or improvement thereof, or to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas;

         (b) Change the size, use, shape, arrangement, location or nature of any such Common Areas, or regulate or eliminate the use thereof;

         (c) Erect additional buildings or improvements on the Common Areas, or convert rentable areas to Common Areas or Common Areas to rentable areas;

         (d) Designate reserved parking spaces available only for use by one or more tenants;

         (e) Change the street address and/or name of the Building or grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

         (f) Control the use of the roof and exterior walls of the Building for any purpose; and

         (g) Enter the Premises from time to time upon reasonable prior notice (except in cases of emergency) to: (i) install, use, maintain, relocate, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas; (ii) examine, inspect and protect the Premises; (iii) make any repairs, replacements or alterations which Landlord may be required to perform under this Lease, or which Landlord may deem desirable for the Premises; (iv) exhibit the Premises to prospective purchasers or Mortgagees; or (v) exhibit the same to prospective tenants during the last six (6) months of the Term.

No exercise of any of the foregoing rights by Landlord shall give rise to any claim for damages against Landlord, entitle Tenant to any abatement of or offset against Rent, or constitute an actual or constructive eviction of Tenant; provided that Landlord shall not exercise any of the foregoing rights in a manner which would materially deprive Tenant of the benefit and enjoyment of the Premises for the Permitted Uses.

If Landlord's exercise of the foregoing rights unreasonably and materially interferes with Tenant's use and enjoyment of any portion of the Premises, then Tenant shall have the right to abate all Rent and Additional Rent Attributable to such portion of the Premises for the period of such interference.

Landlord shall perform all routine (non-emergency) work and inspections during normal business hours.

                                ARTICLE III.
                                   TERM

3.01. TERM. The Term shall commence on the Commencement Date and shall expire on the last day of the Term, unless sooner terminated as herein provided. At the request of Landlord, the parties will sign a certificate setting forth the Commencement Date and the date upon which the Term will expire, in the form of Exhibit B.

3.02. DELAY IN POSSESSION. This Lease shall be deemed a binding obligation of the parties regardless of when the Commencement Date occurs, and the Term shall continue to run for the full length of the Term, unless sooner terminated as herein provided. Landlord shall not be subject to any liability for any delay in completion of Landlord's Work or delivery of possession of the Premises to Tenant, Tenant's sole remedy for any such delay being the abatement of Rent until the Commencement Date.

If the Commencement Date does not occur by December 31, 1995, either Landlord or Tenant may terminate this Lease without penalty.

                                   ARTICLE IV.
                                      RENT

4.01. BASE RENT. Tenant agrees to pay Base Rent to Landlord at Landlord's Notice Address. The first monthly installment of Base Rent shall be payable simultaneously with the execution of this Lease, and each subsequent monthly installment of Base Rent shall be due and payable in advance on the first day of the month during the Term. If the Commencement Date is not the first day of a calendar month, or if the last day of the Term is not the last day of a calendar month, the payment of Base Rent due in the first or last calendar month of the Term, as the case may be, shall be prorated at a daily rate.

4.02. OPERATING EXPENSES.

         (a) For each calendar year or portion thereof commencing January 1, 1997 and through the remainder of the Term, Tenant shall pay, as Additional Rent, Tenant's Pro Rata Share of all increases in annual Operating Expenses, above and beyond the Operating Expenses of calendar year 1996 which year shall serve as the base for calculating Operating Expense increases, for the calendar year (or portion thereof) in question, which Additional Rent shall be

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due and payable within ten (10) days after Landlord's invoice therefor, accompanied by the statement described below. Landlord, at its option, may require Tenant to pay monthly, in advance, together with the payment of Base Rent, an amount equal to (i) Landlord's reasonable estimate of Tenant's Pro Rata Share of increases in Operating Expenses for the current calendar year (which estimate may be revised by Landlord from time to time), less the amount of any increases in Operating Expenses previously paid by Tenant for such calendar year, divided by (ii) the number of months remaining in such calendar year as of the date Landlord's estimate (or any revision thereof) is given to Tenant.

         (b) Within one hundred fifty (150) days after the end of each calendar year (or as soon thereafter as is practicable for Landlord), Landlord will provide Tenant with a statement in reasonable detail of the Operating Expenses payable by Tenant for such previous calendar year (with credit to Tenant for any monthly estimated payments paid by Tenant). Tenant may audit a Landlord's Operating Expenses once each year at Tenant's sole expense. If the total payments made by Tenant exceed Tenant's Pro Rata Share of the actual increases in Operating Expenses, such excess will be credited to the next monthly installments due from Tenant. If Tenant's Pro Rata Share of the actual increases in Operating Expenses exceeds the payments actually made by Tenant, Tenant shall pay such deficiency, within ten (10) days after Landlord's delivery of the statement. Tenant's obligation to pay any deficiency and Landlord's obligation to refund any surplus shall survive the expiration of this Lease.

4.03. SECURITY DEPOSIT. The Security Deposit and, subject to the provisions of
Section 17.12, the Additional Security Deposit shall be held by Landlord as security for the performance of Tenant's covenants and obligations under this Lease, and it shall not be considered an advance payment of rental or a measure of Landlord's damages in case of any default by Tenant. The Security Deposit and Additional Security Deposit shall not bear interest to Tenant, and may be commingled with Landlord's other funds. Following any Default, Landlord may, from time to time, at its option, without prejudice to any other remedy, use the Security Deposit to the extent necessary to remedy such Default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written notice from Landlord, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount. Any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within thirty (30) days after expiration of this Lease. If Landlord transfers its interest in the Building, Landlord deliver the Security Deposit to the transferee, and Tenant shall look solely to the new landlord for the return of the Security Deposit, and the transferring Landlord shall be released from all liability to Tenant for the return of the Security Deposit.

4.04. ADDITIONAL RENT. All remedies applicable to the nonpayment of Base Rent shall apply to the nonpayment of Additional Rent.

4.05. NO OFFSET. Base Rent and Additional Rent shall be paid without demand, setoff, deduction or counterclaim of any nature whatsoever. Tenant agrees that any claims against Landlord may be pursued only in an independent action against Landlord, subject to the limitations contained in this Lease.

4.06. INTEREST/LATE FEE. All payments required to be made by Tenant under this Lease which are not paid within five (5) days after the due date shall bear interest at a rate equal to the lesser of eighteen percent (18%) per annum, or the highest rate allowed by law, from the due date of each payment until the date actually paid by Tenant. In addition to interest and all other amounts due to Landlord hereunder, Tenant, if required by and upon demand of Landlord, will pay Landlord a "late fee" equal to five percent (5%) of any payment which has not been paid within thirty (30) days after its due date.

4.07. RENTAL TAXES. If at any time during the Term, under federal, state or local law a tax, charge, capital levy or excise on rents (fixed, guaranteed or additional) or other tax (except income tax) shall be levied against Landlord on account of the Base Rent or Additional Rent payable herein, such tax, charge, capital levy or excise on rents or other such tax shall be paid by Tenant, or reimbursed to Landlord by Tenant, if such amounts are initially paid by Landlord.

                                   ARTICLE V.
                                   ALTERATIONS

5.01. ALTERATIONS.

         (a) Tenant may not make any Alterations without the prior written consent of Landlord, which consent shall not be unreasonably withheld, unless the Alteration is "material", in which event Landlord may withhold its consent in its sole discretion. Any Alteration affecting the structure of the Building or the electrical, mechanical or plumbing systems of the Building or requiring penetration of the roof, walls or floor of the Building or the Premises, and any other Alteration which is expected to cost in excess of $30,000, shall be considered a "material" Alteration. Alteration work undertaken by Tenant on the roof of the Building and parking garage is governed by Exhibit D.

         (b) If requested by Landlord, Tenant shall provide to Landlord, before commencement of any Alteration or delivery of any materials to be used therefor, complete and final plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and an indemnification in such form and amount as may be reasonably satisfactory to Landlord or a performance bond executed by a commercial surety reasonably satisfactory to Landlord, in an amount equal to 120% of the estimated cost of the Alterations. Tenant shall pay the cost of all such Alterations, and also shall pay Landlord a supervision fee equal to five percent (5%) of the cost of such Alterations, which fee shall be payable in advance prior to commencement of such Alterations, based on the estimated cost thereof, with an adjustment to be made upon completion of such Alterations based on the actual cost thereof. Upon completion of any Alteration, Tenant shall, if requested by Landlord, furnish Landlord with "as built" plans and specifications, sworn construction cost statements, and full and final waivers of liens and receipted bills covering all labor and materials expended and used in connection with such Alterations. Any Alterations made by Tenant shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, and shall be prosecuted diligently to completion. Tenant shall permit Landlord to inspect construction operations in connection with any Alterations. Landlord's approval of any plans, specifications or working drawings for Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, costs and expenses of any kind and description (including without limitation mechanics' liens and attorneys' fees and legal costs) which may arise out of or be connected in any way with such Alterations; such indemnity shall survive the expiration or termination of this Lease. All Alterations shall be done only by contractors and subcontractors approved by Landlord which approval shall not be unreasonably withheld or delayed, and at such time and in such manner as Landlord may from time to time reasonably designate. All Alterations shall be done in such a manner as to avoid labor disputes. Tenant shall pay the cost of repairing any damage caused to the Premises, the Building or the Project in connection with any Alterations. If any Alteration is material, or if otherwise required by Landlord in its reasonable discretion, Tenant shall maintain during construction of any Alterations, a policy of builder's risk insurance in an amount equal to the completed value of all improvements under construction, which policy shall be in form and substance satisfactory to Landlord and shall name Landlord and its Mortgagee as loss payees thereunder, as their interests may appear, and Tenant shall furnish a certificate thereof to Landlord prior to commencing such Alterations. This provision shall not apply to the work contemplated in Section 2.02.

         (c) All Alterations (other than Non-Removable Alterations) shall, at the election of Landlord, be removed by Tenant at its expense before the expiration of the Term, unless otherwise agreed by Landlord at the time of Landlord's consent to such Alteration. If requested by Tenant at the time of submission of plans and specifications to Landlord for review, Landlord shall designate which Alterations (other than Non-Removable Alterations) Tenant may be required to remove. Notwithstanding the foregoing, Tenant shall not be required to remove any base building improvements, ceiling and above ceiling improvements, light fixtures, mechanical, electrical, and plumbing systems, fixtures and equipment ("Non-Removable Improvements"). Tenant shall have the right to and Landlord may require Tenant, at its expense, to remove all improvements other than Non-Removable Improvements, including all computer and telecomununications equipment and related items, rooftop and garage mounted communication systems, emergency power generator, Tenant installed air conditioning system and Tenant's building signs. All Alterations which are not required to be removed pursuant to this subsection (c) shall remain upon the Premises and be surrendered therewith at the expiration or termination of the Term as the property of Landlord. If Landlord requires the removal of any Alterations (other than Non-Removable Alterations) Tenant shall, at its expense, repair any damage to the Premises, the Building or the Project caused by such removal and restore the Premises, the Building and the Project to their condition prior to the construction of such Alterations.

5.02. MECHANICS' LIENS. If any mechanic's, materialman's or similar lien is filed against the Premises, the Building or the Project as a result of any work or act of Tenant, its contractors or agents, Tenant shall cause the discharge of the lien within fifteen (15) days after the filing of the lien; or within such fifteen (15) days after the filing of the lien Tenant shall file a bond, letter of credit or other security sufficient to indemnify Landlord and the Project from and against such lien, provided that Tenant diligently contests such lien thereafter. If Tenant shall fail to cause the discharge of the lien, or to provide such security against such lien, Landlord may, after five (5) days' written notice to Tenant, but shall not be obligated to, bond or pay the lien or claim for the account of Tenant without inquiring into the validity thereof In such event, Tenant shall promptly reimburse Landlord the amount so advanced or the costs and expenses of such bond. Landlord shall have the right to post a notice in the Premises disclaiming any liability for payment for any Alterations performed by persons or entities other than Landlord or its contractors, and/or for any liens arising in connection therewith, and Tenant agrees not to disturb any such notice.

                                   ARTICLE VI.
                               LANDLORD'S SERVICES

6.01. SERVICES. Landlord will provide the following services:

         (a) Furnish heat and air conditioning to provide temperature conditions customarily provided for similar buildings in the Dallas area on Monday through Friday, from 8:00 a.m. - 8:00 p.m., and on Saturday from 8:00 a.m. to 1:00 p.m., holidays (New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day) excepted. After-hours heat and air conditioning will be available upon Tenant's request (with reasonable prior notice) at a charge of $50.00 per hour or at the then prevailing hourly rate charged by Landlord for such services, which shall be paid by Tenant on demand as Additional Rent. If and to the extent Tenant uses separate air conditioning equipment permitted under Exhibit D, Tenant shall not be charged for excess or after hours use under this section, but instead shall pay the costs of using such additional equipment.

         (b) Provide elevator service during the hours and days set forth in
Section 6.01(a) above, and at all other times subject to such reasonable security measures and procedures as Landlord may impose.

         (c) Provide normal janitorial service similar to that furnished in comparable space within the general geographic area of the Project. Any and all additional janitorial service desired by Tenant shall be contracted for Tenant, at Tenant's written request, by Landlord with Landlord's janitorial agent, and the cost thereof shall be paid by Tenant to Landlord as Additional Rent.

         (d) Make all normal repairs to the roof, exterior walls, foundation and other structural elements of the Building, the systems serving the Building, and the Common Areas in a manner similar to that furnished in comparable spaces within the geographic are of the Project, excluding repairs to any fixtures, systems or utilities located within or exclusively serving the Premises, any special treatment of walls, floors or ceilings made by or at the request of Tenant, and any Alterations. Notwithstanding the foregoing, in the event any such repairs are required because of any act or omission of Tenant, its agents, employees, contractors or invitees, the cost thereof shall be paid by Tenant, and Landlord may make such repair and add the cost thereof, as Additional Rent, to the first installment of Base Rent which will thereafter become due.

         (e) Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord.

         (f) Except as provided in Article VII, Section 7.07, furnish the Premises with electric current for lighting and normal use customarily provided for similar buildings in the Dallas area. Tenant will not install or operate in the Premises any electrically operated equipment, other than equipment normally used in modern offices, without first obtaining the prior written consent of Landlord, which may condition such consent upon payment by Tenant for the cost of any excess consumption or increase in capacity occasioned or necessitated by the operation of said equipment or machinery. Tenant shall not install or operate any space heaters or similar devices or equipment in the Premises.

         (g) Keys and locks sufficient for Tenant's use and occupancy of the Premises.

         (h) Tenant may use its own security personnel, at its sole expense, for the Premises and for escorting its employees and invitees to the Buildings parking garage or to public transportation. Nevertheless, Landlord shall continue to provide its current level of security to the Building.

6.02. INTERRUPTION. Landlord does not warrant that any of the services referred to in Section 6.01 will be free from interruption from causes beyond the reasonable control of Landlord. Any such interruption of services shall never be deemed an eviction or disturbance of Tenant's use or possession of the Premises, or any part thereof, nor shall it render Landlord liable to Tenant for damages, by abatement of rent or otherwise, nor shall it relieve Tenant from performance of Tenant's obligations under this Lease provided Landlord agrees to use reasonable and diligent efforts to promptly repair all equipment of machinery and to restore said services.

6.03. RENT ABATEMENT; TERMINATION. Notwithstanding the provisions of Section 6.02, in the event that the Premises are rendered uninhabitable as a direct result of Landlord's failure to provide any of the services set forth in Section
6.01 and such failure to provide any of the services set forth in Section 6.01 and such failure is not the result of any act of God, governmental authority or other event of force majeure or the result of any action or inaction of Tenant, then, if such uninhabitability continues for five consecutive days, rent shall be abated in the proportion that the Premises are uninhabitable, and, if such uninhabitability continues for 90 consecutive days for at least 50% of the Premises, Tenant may terminate this Lease.

                                  ARTICLE VII.
                              TENANT'S OBLIGATIONS

7.01. REPAIRS AND MAINTENANCE BY TENANT. Except for the repairs Landlord is specifically obligated to make under this Lease, Tenant shall perform, at its expense, all maintenance and repairs of and to the Premises, any fixtures, systems or utilities located within or exclusively serving the Premises (including any separate HVAC equipment serving the Premises) which are necessary or desirable to keep the Premises and such fixtures, systems, utilities and equipment in good order and repair and in a clean, sanitary, safe and tenantable condition, including without limitation replacing all broken glass with glass of the same quality. Tenant also shall pay for any repairs to the Premises, the Building or the Project which Landlord is obligated to make pursuant to Section
6.01 when such repairs are necessitated by any act or omission of Tenant, its agents, employees, contractors or invitees, or by the failure of Tenant to perform its obligations under this Lease.

7.02. APPROVAL BY LANDLORD OF REPAIRS. Tenant shall give written notice to Landlord before any repair work is performed, and any such work shall be performed in accordance with and subject to the terms and conditions of Article V.

7.03. USE. Tenant shall use the Premises only for the Permitted Uses and for no other use or purpose whatsoever, and Tenant shall observe and comply promptly, at its expense, with all present and future laws, codes, ordinances, regulations, governmental requirements and insurance requirements relating to or affecting the use or occupancy of the Premises. Tenant shall not: (i) do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of other tenants of the Building; (ii) cause, maintain or permit any nuisance in, on or about the Premises or commit or allow to be committed any waste in, on or about the Premises; or (iii) do or permit anything to be done in or about the Premises which would increase the existing rate of insurance on the Building or any portion thereof or cause any cancellation of any insurance policy covering the Building or any portion thereof.

7.04. SURRENDER; HOLDING OVER. Upon the expiration of the Term or earlier termination thereof, Tenant shall peacefully and quietly quit and surrender the Premises to Landlord in the condition required by this Lease. In the event Tenant remains in possession of the Premises after the expiration or termination of this Lease and without the execution of a new lease, then Tenant shall be deemed to be occupying the Premises as a tenant at sufferance only, subject to all conditions, provisions and obligations of this Lease, except that the monthly Base Rent during any such holdover shall be 1 1/2 times the monthly Base Rent in effect immediately prior to the expiration or termination of the Term, and shall be payable in full for each whole or partial month of such holdover, without proration. Notwithstanding the foregoing, at any time during such holdover, Landlord may re-enter and take possession of the Premises without process, or by any legal process provided under applicable state law. Tenant shall indemnify, defend and hold Landlord harmless from and against all loss, cost, liabilities and damages sustained by Landlord by reason of such holdover.

7.05. UTILITIES. Tenant shall pay when due all separately metered or determined charges for electricity, heat, air conditioning, water, gas, fuel, sewage usage, garbage disposal, refuse removal, telephone and any other utility service furnished to the Premises during the Term. Any utilities serving the Premises not separately metered so as to measure only Tenant's consumption thereof shall be included as Operating Expenses under Article IV.

7.06. METERS. Tenant shall keep any gas, water and electric meter(s) installed for the Premises or any other meter(s) measuring the gas or water volume and electric current consumed at the Premises in good order and repair, at Tenant's expense.

7.07. SUBMETERING REQUIREMENT. Tenant shall, at its sole expense, install submeters in its telephone/computer room, which submeters shall measure all costs of HVAC and electrical service. Tenant shall be solely responsible for the payment of any energy and other utility costs for the telephone/computer room. Tenant may, at its sole expense, submeter utilities for its entire space and all of its equipment. In such event Tenant's use of utilities for the Dermised Premises shall be measured by such submeters.

7.08. NO VENDING MACHINES. Tenant shall not install or authorize the installation of any coin operated vending machines or similar devices without first obtaining the written consent of Landlord which will not be unreasonably withheld, provided Tenant shall have the right to install vending machines for the sole use of Tenant's employees and visitors.

7.09. SIGNS.

         (a) No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Premises or the Building unless of such color, size and style and in such place upon the Premises or the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Premises or the Building except as provided in Section 7.09(b). Signs on doors will be of building standard as set forth by Landlord and shall be ordered by Landlord, the cost to be paid by Tenant. Landlord shall have the right to remove all other signs, without notice to Tenant at the expense of Tenant except as provided in
Section 7.09(b).

         (b) Tenant or its corporate affiliates may install two signs saying "OpTel" on the top of the Building of the same size as signs currently located on the top of the Building and of characteristics comparable to such existing signs, provided Landlord may require that the quality, installation and lighting of such signs be upgraded to a more attractive condition. Each sign will be located on the west end of the Building. One sign will be located on the south face and one sign will be located on the north face of the Building. All sign costs for the design, installation, maintenance, operation, etc. will be paid by Tenant. Landlord must approve of the sign design and installation method prior to the commencement of construction of the signs, which approval will not be unreasonably withheld. In the event a shared monument sign is constructed at the corner of Stemmons Freeway and West Mockingbird Lane during Tenant's tenancy, Tenant may utilize one sign panel on the shared monument sign. In such event, Tenant will pay it's pro rata share of all costs to design, install, and maintain the monument sign. Tenant, at its expense, may change the sign to substitute any name change for the name OpTel and to reflect an assignment or sublease of the Lease.

         (c) Tenant shall be entitled, at Tenant's cost, to its Pro Rata Share of Building Directory signage, strips, and other identifying material. Tenant also will be entitled to place identifying signs in the elevator lobbies of all single tenant floors on which the Premises are located.

7.10. RULES AND REGULATIONS. Tenant shall observe the rules and regulations set forth in Exhibit C, as the same may be modified from time to time by Landlord, and shall observe such other rules and regulations as Landlord may, from time to time, put into effect for the general safety, comfort and convenience of Landlord and occupants and tenants of the Building.

                                  ARTICLE VIII.
                        ENVIRONMENTAL AND ADA COMPLIANCE

8.01. ENVIRONMENTAL.

         (a) Landlord shall remove all Hazardous Substances from the Premises prior to the Commencement Date at Landlord's cost and expense and not to be reimbursed by Tenant as part of the Tenant Improvement Allowance or Operating Costs or otherwise.

         (b) Tenant shall not, and shall not permit its officers, agents, employees, contractors, subtenants, licensees or invitees to, transport, store, handle, warehouse, use, generate, treat, dispose of or release any Hazardous Substances in or on the Project.

         (c) Paragraph (a) of this Section 8.01 shall not be deemed to prohibit the incidental storage or use of Hazardous Substances in the ordinary course of Tenant's business, provided that (i) the nature, quantity and manner of storage or use of such Hazardous Substances are such as do not require any permit, license or other governmental approval under applicable Environmental Laws, (ii) such storage or use is in strict compliance with all applicable Environmental Laws, and (iii) all such Hazardous Substances shall be removed from the Premises, the Building and the Project, at Tenant's expense, on or before the expiration or termination of this Lease.

         (d) Tenant shall immediately notify Landlord if at any time during the Term (i) Tenant becomes aware of any spill, disposal, discharge or other release of any Hazardous Substance in or on the Premises, the Building or the Project, however caused; or (ii) Tenant receives any notice of investigation, notice of potentially responsible person status, request for information, demand for response action, or other inquiry, request or demand, however identified, from any federal, state or local governmental agency or entity with respect to any activity on or condition of the Premises, the Building or the Project that affects or allegedly affects human health or safety or the environment.

         (e) If it is discovered that a Hazardous Substance exists in, on or about the Premises, the Building or the Project as a result of Tenant's use or occupancy thereof, or in violation of Tenant's obligations under this Lease, then Tenant shall remove such Hazardous Substance within ten (10) days following notice thereof, such removal to be performed in strict compliance with all applicable Environmental Laws and all requirements of Landlord. If such removal is not performed within said period, Landlord shall have the right to enter the Premises and remove the Hazardous Substance and charge Tenant with the cost of removal and all damages (including, but without limitation, lost rents from the Premises and other portions of the Building), which amount shall be payable upon demand.

         (f) Tenant agrees to indemnify, defend and hold Landlord harmless from and against any loss, damage, liability, costs and expenses, including remediation costs, expert costs, consultant costs, attorneys' fees and other legal costs, arising out of or in any manner related to the generation, transportation, treatment, storage, handling, use, disposal or release of any Hazardous Substances in, on, from, to or about the Premises, the Building or the Project by Tenant, its officers, agents, employees, contractors, subtenants, licensees or invitees. This indemnity shall survive the expiration or termination of this Lease, or the assignment of this Lease by Tenant.

8.02. ADA COMPLIANCE. Except for Landlord's Work, Tenant shall be responsible for all improvements, alterations and services required to maintain the Premises in compliance with Accessibility Regulations. Tenant shall cause all Alterations in the Premises to comply with all applicable Accessibility Regulations. Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damages, liability, costs and expenses, including attorneys' fees and other legal costs, which Landlord may incur as the result of any breach by Tenant of its obligations under this
Section 8.02, including the application or enforcement, threatened or actual, of any Accessibility Regulations. Tenant's obligations under this Section shall survive the expiration or termination of this Lease, or the assignment of this lease by Tenant.

                                   ARTICLE IX.
                     TRANSFER OF INTEREST, PRIORITY OF LIEN

9.01. ASSIGNMENT OR SUBLEASE BY TENANT.

         (a) Tenant may not, voluntarily or involuntarily, by operation of law or otherwise, assign, mortgage, pledge or otherwise transfer or encumber this Lease or any interest therein, or sublease the whole or any part of the Premises, without the prior written consent of Landlord. Any merger, consolidation, reorganization, liquidation or dissolution of Tenant, or any change in ownership of the shares of voting stock or other ownership interests in Tenant which results in a change of either the effective voting control or the majority ownership of Tenant from that existing on the date of this Lease or from that hereafter consented to by Landlord, shall constitute an assignment of this Lease, and shall require the prior written consent of Landlord.

         (b) Subject to Section 9.01(d), the prior written consent of Landlord to any such proposed assignment, transfer or sublease shall not be withheld unreasonably, if (i) the proposed assignee or subtenant is creditworthy considering the obligations to be assumed under this Lease and any applicable sublease; (ii) the proposed assignment or sublease is for a Permitted Use substantially similar to the use being made of the Premises by Tenant, (iii) in the case of a sublease, Tenant and any Guarantor acknowledge in writing that they will remain liable for the performance of all obligations pursuant to this Lease, and in the case of an assignment, Tenant and any Guarantor execute a guaranty of the assignee's performance under this Lease in form and substance satisfactory to Landlord; (iv) no Default shall be in existence at the time of the request for consent or at the time of the assignment or sublease; (v) the proposed assignee or sublessee is not a governmental entity, a present tenant in the Building, a person or entity with whom Landlord has negotiated for space in the Building during the prior twelve (12) months, or a person or entity whose tenancy in the Building would violate any exclusivity arrangement which Landlord has with any other tenant; and (vi) if the consent of any Mortgagee to such assignment or sublease is required, such consent has been obtained at Tenant's expense. IF THE FOREGOING CONDITIONS ARE NOT SATISFIED, LANDLORD'S CONSENT TO THE PROPOSED ASSIGNMENT OR SUBLEASE MAY BE WITHHELD IN LANDLORD'S SOLE AND ABSOLUTE DISCRETION.

         (C) If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord: (i) the name and address of the proposed assignee or subtenant; (ii) a counterpart of the proposed agreement of assignment or sublease executed by the assignee or subtenant; (iii) information, satisfactory to Landlord in its sole discretion, as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (iv) banking, financial or other credit information sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; and (v) any other information reasonably requested by Landlord.

         (d) If Tenant proposes to assign this Lease, Landlord may, at its option, upon written notice to Tenant given within thirty (30) days after its receipt of the information described in Section 9.01(c), elect to recapture the Premises and terminate this Lease. If Tenant proposes to sublease all or part of the Premises for the remainder of the Term, Landlord may, at its option upon written notice to Tenant given within thirty (30) days after its receipt of the information described in Section 9.01(c), elect to recapture such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. Provided, however, that the provisions of this subsection shall not apply to assignments or sublettings to the entities set forth in subsection (f) of this Section. If a portion of the Premises is recaptured, the Base Rent and Tenant's Pro Rata Share shall be proportionately reduced based on the square footage of the recaptured space, and Landlord and Tenant shall execute an appropriate amendment to this Lease. Landlord may thereafter, without limitation, lease the recaptured portion of the Premises to the proposed assignee or subtenant without liability to Tenant.

         (e) If Landlord consents to any proposed assignment or sublease, then
(i) Tenant and any Guarantor shall remain primarily liable for all of Tenant's obligations under this Lease, (ii) any assignee shall expressly assume in writing all of Tenant's obligations hereunder, and any subternant shall agree in writing to be bound by and subject to all of the terms and conditions of this Lease, (iii) any rent or other consideration payable by the proposed assignee or subtenant to Tenant in excess of amounts due under this Lease (after deducting Tenant's reasonable and necessary expenses incurred in connection with such assignment or subletting) shall be paid to Landlord, and not to Tenant, provided that if Tenant assigns or sublets the Lease to a corporate affiliate of Tenant, any rents or other consideration in excess of the amounts due under the Lease (after deducting Tenant's reasonable and necessary expenses incurred in connection with such assignment or subletting) shall be split evenly between Landlord and Tenant, (iv) Tenant shall reimburse Landlord upon demand for all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with such assignment or sublease, and (v) all sublease rentals are hereby assigned to Landlord as additional security for Tenant's obligations under this Lease, and Tenant hereby authorizes and directs each subtenant to pay such rent directly to Landlord, provided that Tenant shall have the license to continue collecting such rent as long as no Default has occurred and is continuing hereunder.

         (f) Notwithstanding the foregoing, without the consent of Landlord, Tenant and shall have the right to assign this Lease or sublet the Premises to any: (i) corporate successor of Tenant by merger or dissolution (ii) purchaser of all or substantially all of Tenant's assets or (iii) corporate affiliate of Tenant.

9.02. SUBORDINATION. Subject to Section 9.03, this Lease shall be subject and subordinate to the lien of any present or future Mortgage, irrespective of the time of execution or the time of recording of the Mortgage. Notwithstanding the foregoing, any Mortgagee may, from time to time, by giving notice to Tenant, elect that its Mortgage be subordinate to this Lease, which election shall be effective upon the giving of such notice. Upon Landlord's request, from time to time, Tenant shall confirm in a recordable written instrument, in such form as may be required by any Mortgagee, that this Lease is so subordinate or so paramount to the lien of such Mortgagee's Mortgage (as the Mortgagee may elect).

9.03. ATTORNMENT AND NON-DISTURBANCE. If the Premises is encumbered by a Mortgage and the Mortgage is foreclosed, or if the Premises is sold pursuant to foreclosure or by reason of a default under a Mortgage, the following shall apply notwithstanding the foreclosure, the sale or the default; (i) Tenant shall not disaffirm this Lease or any of its obligations under this Lease; and, (ii) at the request of the Mortgagee or purchaser at the foreclosure or sale, Tenant shall agree to perform this Lease for the benefit of the Mortgagee or purchaser, provided that Tenant's right to continued use of the Premises is not adversely affected thereby. Any Mortgage entered into by Landlord after the date of this Lease shall provide, or Landlord shall obtain a separate agreement from the Mortgagee, that in the event of a foreclosure of such Mortgage, or the acquisition of the Premises, the Building or the Project by the Mortgagee by deed in lieu of foreclosure, the Mortgagee, its successors and assigns, will not terminate this Lease or inhibit Tenant's use of the Premises, provided that Tenant is not in default hereunder and continues to perform all of its obligations and pay all amounts due hereunder.

9.04. MORTGAGEE PROTECTION. Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then any Mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that if such default cannot be cured with diligence within that time, then such Mortgagee shall have such additional time as may be necessary to cure such default so long as such Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or any Base Rent or Additional Rent abated while such remedies are being diligently pursued. In the event of the sale of the Building by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall not be (i) personally liable for any act or omission of Landlord occurring prior to such sale, (ii) bound by any payment of Base Rent or Additional Rent made more than one month in advance,
(iii) bound by any modification, amendment or surrender of this Lease made without such Mortgagee's consent, or (iv) responsible for the return of the Security Deposit, except to the extent that such Mortgagee or purchaser actually received the Security Deposit.

9.05. TRANSFER OF LANDLORD'S INTEREST. The term "Landlord" as used in this Lease means only the owner for the time being or the Mortgagee in possession for the time being of the Building. Each time the Building is sold, the selling Landlord shall be released of all obligations and liability under this Lease arising from and after the date title is transferred.

9.06. FINANCIAL STATEMENTS. Within ninety (90) days after the end of each calendar year during the Term, Tenant shall provide to Landlord a copy of its annual financial statements for the immediately preceding year. If Tenant has otherwise had audited financial statements prepared for the year in question, Landlord shall be provided with a copy of the audited financial statements; however, if Tenant has not caused the financial statements to be audited, the financial statements shall be certified as true and correct by the Chief Financial Officer of Tenant.

Landlord and its agents shall keep all such financial information confidential and shall not disclose any such information to any third party except as otherwise required by law as necessary for financing purposes.

                                   ARTICLE X.
                                    CASUALTY

10.01. RENT ABATEMENT. If all or any portion of the Premises is damaged by fire or casualty, and this Lease is not terminated pursuant to any provisions of this Lease is not terminated pursuant to any provisions of this Lease, then Base Rent and Tenant's obligation to pay Operating Expenses shall abate from the date of the casualty in the proportion that the area of the portion of the Premises rendered unusable for the Permitted Uses bears to the entire area of the Premises. The abatement shall continue until the Premises, or the portion thereof which shall have been damaged, is again usable for the Permitted Uses.

10.02. OPTIONS TO TERMINATE. This Lease shall not be terminated as a result of fire or casualty except as follows:

         (a) Landlord shall have the option to terminate this Lease if the Premises or the Building are damaged (i) by fire or other cause to such an extent that, in Landlord's sole judgment, the damage cannot be substantially repaired within one hundred and eighty (180)) days after the date of such damage, or (ii) during the last year of the Term, unless Tenant has previously obligated itself to an additional rental Term of at least five (5) years. This option may be exercised by giving written notice of termination to Tenant within forty-five (45) days following the casualty.

         (b) Provided the casualty has not been caused by Tenant or its agents, employees, contractors, subtenants or invitees, Tenant shall have the option to terminate this Lease if the damage is not substantially repaired within one hundred eighty (180) days after the date on which Tenant gives written notice of the casualty to Landlord, provided that such 180-day period shall be extended by the period of any delay caused by Force Majeure. Such option to terminate must be exercised, if at all, by written notice given by Tenant to Landlord within ten (10) days after the expiration of such 180-day period.

If this Lease is terminated as provided in this Section, Base Rent and Additional Rent shall be apportioned and paid to the date of such termination. Except as expressly provided in this Section, Tenant hereby waives all rights to terminate this Lease by reason of damage to the Premises as a result of fire or other casualty pursuant to any presently existing or hereafter enacted statute or other law.

10.03. OBLIGATION TO REBUILD. If all or any portion of the Premises is damaged as provided in Section 10.01, and this Lease is not terminated as provided in
Section 10.02, then Landlord shall repair or rebuild the Premises to substantially the same condition the Premises were in immediately prior to the casualty, provided that Landlord's repair obligation shall include only those tenant improvements originally included in Landlord's Work. Tenant shall, at its sole expense, repair or replace all items of Tenant's Work, any Alterations and Tenant's personal property. The repair or rebuilding shall be commenced within a reasonable time after the casualty, subject to Force Majeure. Notwithstanding the foregoing, Landlord shall not be obligated to expend any sums for repair or rebuilding which are greater than the proceeds of any insurance policy actually received by Landlord and made available to Landlord by any Mortgagee.

10.04. WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other and each other's officers, directors, partners, employees and agents from liability or responsibility for any loss or damage to property covered by any property insurance required to be carried by such party pursuant to this Lease or any other property insurance actually carried by such party to the extent of the limits of such policy. This release shall apply not only to liability and responsibility of the parties to each other, but shall also extend to liability and responsibility for anyone claiming through or under the parties by way of subrogation or otherwise. This release shall apply even if the fire or other casualty shall have been caused by the fault or negligence of a party or anyone for whom a party may be responsible. This release shall not apply to loss or damage unless the loss or damage occurs during the times the applicable insurance policy contains a clause or endorsement to the effect that any release shall not adversely affect or impair the policy or prejudice the right of the insured to recover thereunder. Landlord and Tenant each agree that any property insurance policies covering the Building or the Premises or their contents shall include this clause or endorsement.

                                   ARTICLE XI.
                                  CONDEMNATION

11.01. TOTAL OR SUBSTANTIAL TAKING OF DEMISED PREMISES. If all of the Premises shall be taken, except for a Taking for temporary use, this Lease shall be terminated automatically as of the day prior to the Taking Date. If a substantial part of the Premises, the Building or the Project shall be taken for other than a temporary use, and such Taking renders the Premises unsuitable, in Landlord's reasonable judgment, for the Permitted Uses, then either Landlord or Tenant may terminate this Lease by giving notice to the other party within two
(2) months after the Taking Date, and such termination shall be effective as of the day prior to the Taking Date.

11.02. ABATEMENT AND RESTORATION. If all or a portion of the Premises shall be taken, except for a Taking for temporary use, and this Lease is not terminated under Section 11.01, then (i) Base Rent and Tenant's Pro Rata Share shall be reduced in the proportion that the area so taken bears to the entire area of the Premises; and (ii) Landlord shall restore the remaining portion of the Premises to the extent practical, to render it reasonably suitable for the Permitted Uses, as reasonably determined by Landlord. Landlord shall not be obligated to expend an amount greater than the amount of any Award actually received by Landlord and made available to Landlord by any Mortgagee.

11.03. TAKING FOR TEMPORARY USE. If there is a Taking of all or part of the Premises for temporary use, this Lease shall continue in full force and effect without abatement of Base Rent or Additional Rent, and Tenant shall continue to comply with Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the Taking.

11.04. DISPOSITION OF AWARDS. Tenant shall be entitled to any Award made for a temporary Taking as described in Section 11.03, but only to the extent such Award is attributable to periods included in the Term of this Lease and only on the condition that Tenant continues to perform all of its obligations hereunder. All other Awards arising from a total or partial Taking of the Premises or of Tenant's leasehold interest awarded to Landlord or Tenant shall belong to and be the property of Landlord without any participation by Tenant. Except as otherwise expressly set forth in this Section 11.04, Tenant hereby waives any rights it may have with respect to the loss of its leasehold interest in this Lease and the Premises as a result of a Taking. The foregoing shall not prevent Tenant from making a separate claim for relocation expenses and loss of Tenant's personal property, to the extent allowed by law, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's Award.

                                   ARTICLE XII.
                             INDEMNITY AND INSURANCE

12.01. INDEMNIFICATION. Tenant shall indemnify, defend and hold Landlord harmless from and against all liabilities, losses, damages, claims, fines, penalties, costs and expenses, including attorneys' fees and other legal costs, which may be imposed upon, incurred by or asserted against Landlord by reason of all or any of the following, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees or contractors, or by the acts of other tenants, their agents, employees and contractors: (a) any defect in the Premises or any part thereof; (b) any personal injury, death or property damage occurring on the Premises; (c) any negligence on the part of Tenant, its employees, agents, contractors, subtenants, licensees or invitees;
(d) any failure of Tenant to comply with any requirement of any governmental authority; (e) any prosecution or defense of any suit or other proceeding in discharging the Project, the Building or the Premises or any part thereof from any liens, judgments or encumbrances created or suffered by Tenant upon or against the same or against Tenant's leasehold estate; (f) any proceedings in obtaining possession of the Premises from Tenant or its assigns after the termination of this Lease by forfeiture or otherwise; (g) any litigation commenced by or against Tenant to which Landlord is made a party; and (h) any failure on the part of Tenant to perform or comply with any covenant or agreement required to be performed or complied with by Tenant hereunder. The provisions of this Section 12.01 shall survive the expiration or termination of this Lease.

12.02. RELEASE OF LANDLORD. Except for Landlord's negligence or willful misconduct, property of any kind that may be on or at the Premises shall be at the sole and absolute risk of Tenant or those claiming through or under Tenant. Except for Landlord's negligence or willful misconduct, Landlord shall not be liable to Tenant or to any other person or entity and Tenant hereby releases and waives all claims against Landlord, its agents or employees, due to any of the following occurring in, on or about the Premises, the Building or the Project:
(a) damage, loss or injury,, either to person or property; (b) loss of property sustained by Tenant, or by any other person, persons or entities; (c) equipment, fixtures, appliances or machinery being or becoming out of repair or defective;
(d) the happening of any accident, however occurring; (e) any act or neglect of Tenant, or of any other person, persons or entities; (f) water, snow, rain, backing up of watermains or sewers, frost, steam, sewage, illuminating gas, sewer gas, odors, electricity or electric current, bursting, stoppage or leakage of pipes, radiators, plumbing, sinks and fixtures;

(g) theft or burglary resulting in any loss to Tenant or its employees; or (h) any nuisance made or suffered.

12.03. TENANT'S INSURANCE.

         (a) Throughout the Term, Tenant shall provide and maintain an "all risk" form property insurance policy on all of Tenant's fixtures, equipment, machinery, improvements, furniture and personal property, in the amount of the full replacement cost thereof, including coverage against, without limitation, sprinkler and water damage. A copy of such policy will be provided to Landlord on request.

         (b) Throughout the Term, Tenant shall provide and maintain a policy of commercial general liability insurance with respect to the Premises, written on an "occurrence" basis, with a combined single limit per occurrence of at least $1,000,000.00, and a general aggregate limit of at least $2,000,000.00, and including without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Tenant's liability insurance policy shall name Landlord, any Mortgagee, Landlord's management company, and any designee of Landlord as additional insureds. The policy shall be written by an insurance company licensed to do business in the state where the Building is located and reasonably satisfactory to Landlord. A copy of such policy will be provided to Landlord on request.

         (c) All insurance policies required to be carried under this Lease by or on behalf of Tenant shall provide, and Tenant shall provide Landlord with certificates stating that: unless Landlord and each other additional insured shall be given thirty (30) days' written notice of any cancellation or failure to renew or material change to the policies, as the case may be (i) the insurance shall not be canceled and shall continue in full force and effect,
(ii) the insurance carrier shall not fail to renew the insurance policies for any reason, and (iii) no material change may be made in an insurance policy. As used in this Lease, the term "insurance policy" shall include any extensions or renewals of an insurance policy.

12.04. LANDLORD'S INSURANCE. At all times during the Term, Landlord will carry and maintain an "all risk" form property insurance policy covering the Building and any leasehold improvements in the Premises installed as part of Landlord's Work, and such other insurance as Landlord reasonably determines from time to time. The insurance coverage's and amounts in this Section 12.04 will be determined by Landlord in its sole discretion.

                                  ARTICLE XIII.
                           COVENANT OF QUIET ENJOYMENT

13.01. Landlord covenants that if Tenant shall pay the Base Rent and Additional Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease, any Mortgage to which this Lease is subordinate and any encumbrances of record affecting the Premises.

                                  ARTICLE XIV.
                               DEFAULTS; REMEDIES

14.01. DEFAULTS.  Each of the following events shall constitute a Default:

       (a) Tenant or any Guarantor (i) makes an assignment for the benefit of creditors, (ii) files a petition in any court (whether or not pursuant to any statute of the United States or of any state) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, (iii) fails to cause any such petition filed against Tenant or any Guarantor to be dismissed within ninety (90) days, (iv) applies for the appointment of a trustee or receiver for it or all or any portion of its property, or (v) fails to cause any such receivership or trusteeship to be set aside within ninety (90) days after such appointment.

       (b) Tenant fails to pay any installment of Base Rent or Additional Rent or any other charge required to paid by Tenant under this Lease within ten (10) days after the due date thereof.

       (c) Tenant fails to perform or observe any of its other obligations under this Lease and such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if such failure cannot reasonably be cured within such 30-day period, a Default shall not exist hereunder if Tenant commences an appropriate cure promptly within such 30-day period and thereafter pursues such cure diligently to completion within a period not to exceed sixty (60) days.

       (d) Tenant abandons or vacates the Premises, or fails to take occupancy of the Premises within ten (10) days after the Commencement Date, unless Tenant commences to and continues to promptly pay the rent for the Premises, allows Landlord continuous access to the Premises during Tenant's absence and Tenant pays Landlord any additional operating and other costs occasioned by Tenant's absence.

14.02. REMEDIES.

       (a) Upon the occurrence of a Default, Landlord may, in addition to pursuing any other remedy available to Landlord under this Lease, at law or in equity, either (i) cancel and terminate this Lease, and this Lease shall not be treated as an asset of Tenant's bankruptcy estate, and such termination will not release Tenant from liability for all amounts as provided in subsection (c) hereof; or (ii) terminate Tenant's right to possession only without canceling, terminating or releasing Tenant's continued liability as set forth in subsection
(b) hereof. Notwithstanding the fact that initially Landlord elects to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease at any time thereafter by giving written notice to Tenant.

       (b) In the event Landlord elects to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter into the Premises and take and hold possession thereof, without such entry into possession terminating this Lease, constituting an acceptance of surrender or releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated Term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without Landlord becoming liable for any loss or damage which may be occasioned thereby. Such reentry may be conducted in any lawful manner. Upon and after entry into possession without termination of the Lease, Landlord may, but will not be required to, relet the Premises, or any part thereof, to anyone other than Tenant, for such time and upon such terms as Landlord shall determine. Whether or not Landlord re-enters the Premises, upon the election by Landlord to terminate Tenant's right to possession, Tenant shall be liable to Landlord for (i) all attorneys' fees and other enforcement costs incurred by Landlord by reason of the Default or in connection with exercising any remedy hereunder; (ii) the unpaid installments of Base Rent or Additional Rent or other unpaid sums which were due prior to such termination of right to possession, including interest and late payment fees, which sums shall be payable immediately; (iii) the installments of Base Rent and Additional Rent and other sums falling due pursuant to the provisions of this Lease for the periods after termination of Tenant's right to possession during which the Premises remain vacant, including interest, which sums shall be payable as they become due hereunder; (iv) all reasonable, actual, out-of-pocket expenses incurred in reletting or attempting to relet the Premises including, without limitation, costs for leasing commissions, remodeling and fixturing, substantially the same configuration as exists at the time of reentry and without addition of material improvements which shall be payable by Tenant as they are incurred by Landlord; and (v) while the Premises are subject to any new lease or leases made pursuant to this subsection (b), for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installments for all Rent and other charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

       (c) Notwithstanding Landlord's initial election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover from Tenant (and Tenant agrees to pay on demand), in lieu of the amounts which would thereafter be payable pursuant to the foregoing subsection (b), but not in lieu of any amounts accruing prior to such election to terminate this Lease, as damages for loss of the bargain and not as a penalty, (i) an amount equal to the total of the Base Rent and Additional Rent which would otherwise have been payable hereunder during the entire remaining Term, reduced by the then fair market rental value of the Premises for the same period, and discounted to present value using an interest factor of five percent (5%) per annum over the applicable period of time and (ii) all expenses incurred by Landlord as a result of the Default including, without limitation, leasing commissions, attorneys' fees and other enforcement costs.

       (d) In addition to the foregoing remedies, Landlord may (but shall not be obligated to) make any payment or do any act required in Landlord's judgment to cure the Default, and charge the cost thereof to Tenant. Such amount shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Default or to stop Landlord from pursuing any remedy to which Landlord would otherwise be entitled.

14.03. LANDLORD'S LIEN AND SECURITY INTEREST.

       (a) As security for payment of Base Rent, Additional Rent, damages and all other payments required to be made under this Lease by Tenant, Tenant grants to Landlord a lien upon and security interest in all furniture and furniture systems, (collectively, "Tenant's Property"). If

Tenant abandons or vacates any substantial portion of the Premises or a Default exists, Landlord may enter upon the Premises, using force if permitted under applicable law, and take possession of all or any part of Tenant's Property, and may sell all or any part of Tenant's Property at a public or private sale, in one or successive sales, with or without notice to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of Tenant's Property to the highest bidder, and deliver to the highest bidder all of Tenant's title and interest in the property sold. The proceeds of the sale of Tenant's Property shall be applied by Landlord toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. Any excess remaining shall be paid to Tenant or any other person entitled to the same by law. Not withstanding the foregoing, any statutory lien or other lien granted by law in favor of Landlord, in order to secure the payment of any amounts due hereunder, is not waived, the express liens granted in this Lease being in addition to any such statutory lien.

       (b) This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Premises are situated. Landlord, in addition to, but not in limitation of, the rights prescribed in this Lease, shall have all the rights, titles, liens and interests in and to Tenant's Property, now or hereafter located upon the Premises, which may be granted to a secured party, as that term is defined under the Uniform Commercial Code, in order to secure to Landlord payment of all sums due and the full performance of all of Tenant's obligations under this Lease. Tenant will, upon request, execute and deliver to Landlord one or more financing statements for the purpose of perfecting Landlord's security interest under this Lease, or Landlord may file this Lease or a copy thereof as a financing statement. Unless otherwise provided by law and for the purpose of exercising any right pursuant to this Section, Landlord and Tenant agree that reasonable notice shall be given if such notice is mailed to Tenant at least ten (10) days prior to any sale.

14.04. LANDLORD'S DEFAULT. If Landlord fails to perform or observe any material covenant, term, provision or condition of this Lease and such default should continue beyond a period of thirty (30) days after written notice by Tenant (or such longer period as is reasonably necessary to remedy such default, provided Landlord shall continuously and diligently pursue such remedy at all times until such default is cured) then, in any such event Tenant shall have the right to commence such actions at law or in equity to which Tenant may be entitled. Tenant shall not be entitled to offset against Base Rental and Additional Rental next coming due, or to counterclaim for any amounts owed to Tenant by Landlord pursuant to this Lease. The rights of Tenant pursuant to this Section 14.04 shall be subject to (and, if applicable Tenant shall have the benefit of) the express provisions of this Lease, if any, providing for remedies different from, and in exclusion of, the remedies above-described. Tenant agrees that the cure of any default by any of the Notice Parties shall be deemed a cure by Landlord under this Lease.

14.05. ADDITIONAL REMEDIES, WAIVERS, ETC. The rights and remedies of Landlord and Tenant set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. No waiver of a Default shall extend to or affect any other Default or impair any right or remedy with respect thereto. No action or inaction by either party shall constitute a waiver of a Default. The acceptance by Landlord of any Base Rent, Additional Rent or other amounts, whether partial or full payment, shall not constitute an accord and satisfaction or a waiver of any Default. The acceptance of any Base Rent or Additional Rent from any third party shall not constitute a waiver of any of the restrictions of Article IX. No waiver of a Default shall be effective against either party unless the same is in writing and is duly executed by an authorized representative of such party.

                                   ARTICLE XV.
                          TENANT'S ESTOPPEL CERTIFICATE

Within ten (10) days after each request by Landlord, Tenant shall deliver a certificate to Landlord, in writing, acknowledged and in proper form for recording. Each certificate shall be certified to Landlord, any Mortgagee, any assignee of any Mortgagee, any purchaser, or any other person specified by Landlord. Each certificate shall contain the following information certified by the person executing it on behalf of Tenant: (i) whether Tenant is in possession of the Premises; (ii) whether this Lease is modified and in full force and effect (or if there has been a modification of this Lease, whether this Lease is in full force and effect as modified); (iii) whether Landlord is in default under this Lease in any respect; (iv) whether there are then any claimed defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant (and if so, specifying the same); (v) the dates, if any, to which any Rent or other charges have been paid in advance; and (vi) any other information reasonably requested by Landlord.

                                  ARTICLE XVI.
                              RELOCATION OF TENANT

At any time during the Term, Landlord may, at its option, substitute for the Premises other premises in the Building (the "New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes hereunder as of the effective date of the substitution; provided, however, that (i) Landlord shall give written notice to Tenant of such substitution not less than sixty
(60) days prior to the effective date thereof; (ii) the New Premises shall be similar to the Premises in configuration, and the New Premises shall not contain more than 105% or less than 95% of the number of rentable square feet of space than the number of rentable square feet of space contained in the Premises; (iii) the Base Rent, Tenant's Pro Rata Share and the amount of the Security Deposit shall be increased or decreased, if necessary, to reflect the difference, if any, in the number of rentable square feet of space contained in the Premises and in the New Premises; and (iv) Landlord, at Landlord's sole cost and expense, shall make such improvements to the, New Premises as may be necessary to render the New Premises comparable to the Premises, and Landlord shall move the property and equipment of Tenant located in the Premises to the New Premises.

                                  ARTICLE XVII.
                                  MISCELLANEOUS

17.01. INTERPRETATION. If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby; and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

17.02. NOTICES. No notice, request, consent, approval, waiver or other communication under this Lease shall be effective unless the same is in writing and is mailed by registered or certified mail, or recognized national overnight courier such as Federal Express, postage or fees prepaid, addressed to each party at such party's Notice Address. Notices shall be deemed given effective on the date of mailing or deposit with the courier as provided in this Section.

17.03. SUCCESSORS AND ASSIGNS. Except as otherwise provided, this Lease shall bind and inure to the benefit of the parties and their respective successors, representatives and permitted assigns.

17.04 LIABILITY OF LANDLORD. Landlord and its parent, subsidiary and related or affiliated corporations or entities, and its and their officers, directors, shareholders, partners and members, shall have no personal liability under any provision of this Lease or with respect to any obligation or liability arising from or in connection with this Lease. Tenant shall look solely and exclusively to Landlord's interest in the Project the proceeds of any sale or transfer, insurance proceeds, and condemnation awards for the satisfaction of any judgment against Landlord.

17.05. GOVERNING LAW. This Lease shall be governed by and construed according to the laws of the State in which the Premises are located.

17.06. BROKERAGE. Tenant warrants that it has not dealt with any broker other than the Brokers, if any, identified in Article I, in connection with this Lease or concerning the renting of the Premises. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims for brokerage fees, commissions or compensation arising out of any breach of the foregoing warranty. The provisions of this Section 17.06 shall survive the expiration or termination of this Lease. Landlord is paying all commissions payable to the brokers.

17.07. AUTHORITY. If Tenant executes this Lease as a corporation, partnership, trust or any other type of association or entity, each of the persons executing this Lease on behalf of Tenant does personally represent and warrant to Landlord that Tenant is a duly authorized and existing business entity, that Tenant is qualified to do business in the state in which the Premises are located, that the entity has full right and authority to enter into this Lease, and that each person signing on behalf of the entity is authorized to do so.

17.08. FORCE MAJEURE. Except as otherwise specifically provided in this Lease, if, despite diligent good faith efforts to do so, Landlord fails to perform, or is delayed or prevented from performing, any of its obligations under this Lease as a result of Force Majeure, then (i) Landlord shall not be liable for loss or damage for the failure and Tenant shall not be released from any of its obligations under this Lease by reason of the failure, and (ii) the period of delay or prevention shall be added to the time herein provided for the performance of any such obligation.

17.09. GENERAL. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by both Landlord and Tenant. This Lease may not be amended or modified in any respect, except by a writing signed by both Landlord and Tenant. The word "Tenant" wherever used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions of this Lease applied to corporations, partnerships, trusts, associations, other entities or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section. Tenant expressly agrees that, as a material consideration for the execution of this Lease, this Lease, with the specific references to written extrinsic documents, is the entire agreement of the parties and that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the Premises or to expressly mentioned written extrinsic documents not incorporated in writing in this Lease.

17.10. EXHIBITS. The following Exhibits are attached to and made a part of this
Lease: Exhibit A - Premises; Exhibit B; Exhibit B - Lease Term Certificate; Exhibit C - Rules and Regulations, and Exhibit D - Additional Lease Terms.

17.11. SPECIAL TERMINATION RIGHT. Tenant shall have a one-time right to terminate this Lease effective only on the date exactly sixty (60) months from the Commencement Date by delivering Landlord at least nine (9) months prior written notice and by paying to Landlord Eight Hundred Twenty Six Thousand Dollars ($826,000). Exercise of this right shall not impair Tenant's termination responsibilities under any provision of this Lease.

17.12. ADDITIONAL SECURITY DEPOSIT. Prior to execution of this Lease, Tenant shall provide to Landlord as security deposit, in addition to the security deposit set forth in Section 4.03, a sum equal to one year's rent of the entire Demised Premises. The Additional Security Deposit shall be conditioned on Tenant's fulfillment of all Tenant's covenants in this Agreement and Landlord may unilaterally draw upon the Additional Security Deposit in the event Tenant defaults on any of its duties under this Agreement. Landlord shall place the Additional Security Deposit in a separate account and may retain this Additional Security Deposit until such time as Tenant provides Landlord with an audited financial statement of Tenant, approved by Tenant's Board of Directors, showing that Tenant has total owner's equity of at least Thirty Five Million Dollars ($35,000,000.00). Upon Tenant's presentation of such an audited financial statement to Landlord, Landlord shall, within fifteen (15) business days, return the Additional Security Deposit sum received by Landlord to Tenant.

To evidence their agreement to the foregoing the parties have duly executed this Lease the date first indicated above.

LANDLORD:                                  TENANT:

SPACE CENTER DALLAS, INC.                  OPTEL, INC.

By:    Paul Knapp                          By:     Rory Cole
      -----------------------                      -------------------------


Title:       VP                            Title:  Chief Operating Officer
      -----------------------                      -------------------------


      Date:  July 25, 1995                         Date:   07-20-1995
             ----------------                             ------------------

                                    EXHIBIT A
                                    PREMISES

















10th Floor
























9th Floor

                                    EXHIBIT B

                             LEASE TERM CERTIFICATE

RE:             Lease Dated: July 25, 1995

                   Landlord: Space Center Dallas, Inc., a Minnesota Corporation

                     Tenant: OpTel, Inc., a Delaware Corporation


            Leased Premises: Suite #: 9th & 10th floors

                                      1111 W. Mockingbird

                                      Dallas, Texas 75247

    Lease Commencement Date: December 1, 1995

                 Lease Term: December 1, 1995-through November 30, 2005


TO: Space Center Dallas, Inc.

    1111 W. Mockingbird

    Dallas, Texas




       The undersigned, as Tenant under the above-described Lease, hereby certifies, as of the date hereof, for the benefit of and with the intent and understanding that such will be relied upon by you and any mortgagee or ground or underlying lessor of the Premises or the Project (as such terms are defined in the Lease):

       1. That it has accepted full and complete possession of the Premises pursuant to the terms of the Lease, and that the Term of the Lease commenced on December 1, 1995.

       2. That Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the Term as specified in the Lease.

       3. That the Lease is in full force and effect and that it has not been modified, amended, supplemented or superseded.

       4. That no rent or other sums payable under the Lease have been prepaid except as provided by the terms thereof.

       5. That the security deposit as provided by the Lease has been paid.

       6. That there is no existing default under any of the terms and provisions of the Lease and that the undersigned does not now have or hold any defenses, setoffs or counterclaims against Landlord arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord which might be set off or credited against the accruing rents. Provided, however, the following items, if any, remain to be completed:

       7. That the rents provided in the Lease commenced to accrue on the 1st day of December, 1995.

       IN WITNESS WHEREOF, this Lease Term Certificate has been duly executed this 21st day of February, 1996.

                                      __________________________________________


                                      By:  J.F. Deschenes


                                      Title:____________________________________


                                            Date:  96-02-21

                                    EXHIBIT C

                              RULES AND REGULATIONS

                   THESE RULES AND REGULATIONS ARE SUBJECT AND
                   SUBORDINATE TO THE PROVISIONS OF THE LEASE.

1 . The sidewalks, entries, passages, court corridors, stairways and elevators shall not be obstructed by Tenant, its employees or agents, or used by them for any purpose other than ingress and egress to and from the Premises. All safes or other heavy articles shall be carried up or into the Premises only at such times and in such manner as shall be prescribed by Landlord and Landlord shall in all cases have the right to specify the proper weight and position of any such safe or other heavy article. Any damage done to the Building or the Project by taking in or removing any such equipment or from overloading any floor in any way shall be paid by Tenant. Defacing or injuring in any way any part of the Building by Tenant, its agents, employees, contractors, licensees or invitees shall be paid for by Tenant.

2. Tenant will refer all contractors' representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord, a party to any contract between Tenant and any such contractor or technician, and Landlord shall have no liability therefor.

3. No furniture shall be placed in front of the Building or in any lobby or corridor or on the loading dock without written consent of Landlord.

4. Landlord shall have the right to designate parking areas for the use of the tenants of the Building and their employees, and Tenant and its employees shall not park in parking areas not so designated, specifically including driveways, fire lanes, loading/unloading areas, walkways, visitor parking areas and building entrances. Tenant agrees that upon written notice from Landlord, it will furnish to Landlord, within five (5) days after receipt of such notice, the state automobile license numbers assigned to the automobiles of Tenant and its employees. Landlord shall not be liable for any vehicle of Tenant or its employees in the event that the Landlord may have towed such vehicle from the Common Areas when parked in violation of the provisions hereof. Landlord will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles.

5. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any rules and ordinances of the local Board of Health or any other governing bodies.

6. Landlord's agents or employees providing janitorial service to the Premises may at all times keep a pass key, and they and other agents of Landlord shall at all times be allowed admittance to the Premises.

7. No additional locks shall be placed upon any doors without the prior written consent of the Landlord. All keys to the Premises shall be furnished by Landlord in a number reasonably requested by Tenant, the cost to be paid by Tenant. Upon termination of this Lease, all keys shall be surrendered, and Tenant shall then give Landlord or its agents an explanation of the combination of all locks upon the doors of the Premises.

8. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in the Building, shall be covered or obstructed by Tenant.

9. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

10. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse by Tenant, its agents, employees, contractors, licensees or invitees shall be paid for by Tenant.

11. No bicycles or similar vehicles will be allowed in the Building.

12. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

13. Tenant shall not be permitted to use or keep in the Building any kerosene, camphene, burning fluid or other combustible materials.

14. If Tenant desires, at its cost, telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted.

15. No shades, draperies or other window coverings are allowed in the Premises except for building standard items approved by Landlord. No outside awnings are allowed by Landlord.

16. No portion of the Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

17. All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Building shall be kept whole, and whenever broken by Tenant, its agents, employees, contractors, licensees or invitees, shall be immediately replaced or repaired and put in order by Tenant under the direction and to the satisfaction of Landlord, and on removal shall be left whole and in good order.

18. Tenant shall not install or authorize the installation of any vending machines or food preparation devices (except coffee machines and microwave ovens for use by Tenant's employees) without Landlord's prior written approval. Landlord shall have the right to rescind this approval, if given, without liability to Tenant for reimbursement of any of Tenant's costs or expenses.

19. Smoking is prohibited in all common areas (i.e., restrooms, corridors, lobbies, elevators, stairways, etc.).

20. Tenant shall not install or authorize the installation or use of any space heaters.

                                    EXHIBIT D

                             ADDITIONAL LEASE TERMS

   The following lease terms are in addition to the terms and conditions contained in the Lease.

1. BUILDING IMPROVEMENTS. Landlord shall make the following improvements to the Building by December 31, 1996, the costs of which shall not be borne in any way by Tenant:

o Renovate the common area on the 1st floor;

o Renovate all elevator cabs;

o Renovate the restaurant and sundry shop on the 1st floor (subject to their negotiation of existing lease); and

o Develop an outdoor patio area with seating for smokers.

Landlord shall make the following improvements to the Building by December 31, 1996, the costs of which shall be allocated to Tenants as Operating Expenses provided that such allocation shall be based on amortization schedules of: (a) five years for the new energy management system; (b) 15 years for the retrofitted building lighting; and (c) 20 years for the new HVAC chillers.

o Install two (2) new HVAC chillers;

o Install a new energy management system; and

o Substantially shall have begun retrofit of building lighting and have completed the retrofit of at least one half the lighting in the building.

2. CERTAIN TENANT INSTALLATIONS: subject to Landlord's reasonable approval of placement, design and installation, Tenant may:

(a) Place its own emergency power generator in proximity to the Building's existing generator. Tenant shall pay all costs to purchase, install, operate and maintain the generator as well as the costs of providing a visual screen around its generator. Should Tenant remove its generator at any time, Tenant shall, at its cost, restore the generator site to the condition it was in prior to the generator's installation;

(b) Place its own air conditioning unit on the Property, subject to Landlord's reasonableness approval of the location, design and installation of the unit. Tenant shall pay all costs to purchase, install, operate and maintain the unit as well as the cost of providing a visual screen around the unit if it is not placed within the Building. Should Tenant remove the air conditioning unit at any time, it shall, at its costs, restore the site on which the unit was placed to the condition it was in prior to the unit's installation

(c) Install satellite dishes on the Building's rooftop and garage subject to landlord's approval of the number, size, location, design and installation of such devices which will not be unreasonably withheld or delayed. Landlord, as a condition of its approval, may require that Tenant provide screening suitable in size, material and color to Landlord with respect to all satellite dish / antennae installations by Tenant on the Building. All costs of maintenance and any liability associated with the satellite dishes shall be borne by Tenant. Tenant may not sublease the satellite dishes to third parties. Landlord will not install or allow another party to install additional equipment on the rooftop of the Building which will interfere with the operation of Tenant's satellite dishes and accessory equipment. Tenant may from time to time add or relocate any such equipment subject to Landlord's approval. Landlord also will provide space at no expense to Tenant in the core of the Building necessary to accommodate Tenant's conduit and other requirements related to such equipment. Any assignee or sublessee of this Lease or the Premises or a portion thereof or and corporate affiliate of Tenant, shall have the right to use such equipment.

(d) At such time as Tenant vacates the Building it shall, at its sole expense, remove the emergency power generator, building signs and satellite dishes discussed herein and restore the Building to its condition prior to the installation of Tenant's generator and satellite equipment.

3. ALTERNATIVE USE OF TENANT IMPROVEMENT ALLOWANCE: Tenant may use up to ten percent (10%) of Tenant's Improvement Allowance for moving expenses associated with Tenant's Improvement Allowance for moving expenses associated with Tenant's move into the Premises.

4. RENEWAL OPTION: Provided that Tenant is not in default, Tenant may renew the Lease for an additional period of five (5) years at a rental rate equal to the then existing market rate for Comparable Demised Premises in the Dallas-Fort Worth area, provided that Tenant gives Landlord six (6) months advance written notice of its intent to renew.

5. SECOND RIGHT OF FIRST REFUSAL: Tenant acknowledges that the 11th floor of the Building ("Temporary Space") is subject to a right of first refusal by another building tenant. In the event that the Temporary Space becomes available and the tenant with the first right of refusal elects not to occupy said space, Tenant may, within five (5) days after notice of the availability of the Temporary Space, exercise its second right of first refusal on the terms under which Landlord offers the Temporary Space to the proposed Tenant.

6. RELOCATION WITHIN BUILDING: During the term and any extension thereof of the lease of the Premises, Landlord may not cause Tenant to relocate to another portion of the Building. However, if Tenant occupies any other space within the Building, Tenant agrees that Landlord may relocate Tenant from such other space within other portions of the Building at Landlord's discretion.

7. ASBESTOS CONTAINING MATERIALS: Tenant acknowledges the presence of asbestos containing materials (ACM) in the Building and specifically acknowledges that it shall refer all contractors, contractors' representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. If Landlord approves the contractual service contemplated by Tenant, such approval shall neither make Landlord or the

Building Owner a party to any contractual service agreement nor make Landlord or Building Owner liable for any claims or causes of action of whatsoever nature arising from the performance of the contractual service.

8. PARKING: Landlord shall make available to Tenant for Tenant's exclusive use for the entire Term, one (1) parking space in the parking garage associated with the Building on an unassigned basis for each 275 square feet of net rentable area (the "Parking Ratio") contained in the Premises from time to time, including any space added pursuant to the Right of First Refusal. Landlord shall not charge Tenant for parking. Such parking allocation shall be reduced by any parking spaces taken up or rendered unusable by Tenant's placement of communications equipment on the roof of the parking garage.

                            FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE made this 25th day of July 1995 ("Amendment"), by and between SPACE CENTER DALLAS, INC., ("Landlord") and OPTEL INC., ("Tenant");

                                   WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated April 14, 1995 ("Lease") whereby Landlord leased to Tenant the Demised Premises in Suite 1130, on the eleventh floor, consisting of approximately 7,910 rentable square feet of office space;

NOW, THEREFORE, in consideration for the mutual covenants herein contained, Landlord and Tenant hereby agree that the Lease is hereby amended in accordance with the following:

1. EXPANSION SPACE
   Commencing upon Tenant's occupancy of Suite 200 (on approximately Aug. 1
   1995), Tenant hereby leases an additional approximately 3,662 rentable square feet of office space located in Suite 200 and shown on the attached Exhibit "A". Any reference to Demised Premises shall be amended to reflect this change. The Expansion Space will be leased to Tenant in an "as-is" condition without any construction allowance.

2. TERM
   The Expiration Date of the Lease Agreement is hereby extended to October 31, 1995 or until Tenant's premises on the 9th and 10th floors is substantially completed.

3. BASE RENT
   Commencing upon Tenant's occupancy of Suite 200 and until the Expiration Date Tenant shall pay as Base Rent for the Demised Premises (as referenced in Paragraph 3 of the Lease) for both Suites 1130 and 200 as follows:

          ANNUAL BASE RENTAL RATE                       MONTHLY BASE RENT
          $11.50 per rentable square foot               $11,089.83 per month

   Any reference to the Base Rent shall be amended to reflect this change.

4. ASBESTOS CONTANING MATERIALS (ACM)
   Tenant acknowledges the presence of asbestos containing material (ACM) in the Building and in that regard specifically acknowledges its obligations pursuant to Paragraph 2 of Exhibit B, Building Rules and Regulations, which is a part of the Lease. Landlord's responsibility will remain as regulated by Federal governmental agencies.

First Amendment To Lease
OpTel, Inc.

Except as herein expressly provided, the Lease shall remain unchanged and in full force and effect.

      LANDLORD                         TENANT
      --------                         ------

      SPACE CENTER DALLAS, INC.        OPTEL, IN

      By: /s/ Paul R. Knapp       By:  /s/ Rory O. Cole
         -------------------          -------------------
      Name: Paul R. Knapp              Name: Rory O. Cole

      Title: Vice President            Title: Chief Operating Officer

      Date: July 25, 1995              Date: July 21, 1995

                                    EXHIBIT A

                    (DIAGRAM OF EXPANSION SPACE FLOOR PLAN)

                                    EXHIBIT B

                             LEASE TERM CERTIFICATE


RE:            Lease Dated:       July 25, 1995
                            ---------------------------------

                  Landlord:   Space Center Dallas, Inc., a Minnesota Corporation
                            ----------------------------

                    Tenant:   OpTel, Inc., a Delaware Corporation
                            --------------------------------------

            Leased Premises: Suite #: 9th & 10th floors
                                     --------------------

            1111 W. Mockingbird
---------------------------------------------------------

            Dallas, Texas    75247
---------------------------------------------------------


  Lease Commencement Date:     December 1,1995
                              ---------------------------

               Lease Term:     December 1, 1995 -  through
                              ---------------------------
                               November 30, 2005
                              ---------------------------

 TO:        Space Center Dallas, Inc.
      -----------------------------------

            1111 W. Mockingbird
      -----------------------------------

            Dallas, Texas
      -----------------------------------


         The undersigned, as Tenant under the above-described Lease, hereby certifies, as of the date hereof, for the benefit of and with the intent and understanding that such will be relied upon by you and any mortgagee or ground or underlying lessor of the Premises or the Project (as such terms are defined in the Lease):

         1. That it has accepted full and complete possession of the Premises pursuant to the terms of the Lease, and that the Term of the Lease commenced on December 1, 1995.


         2. That Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the Term as specified in the Lease.

         3. That the Lease is in full force and effect and that it has not been modified, amended, supplemented or superseded.

         4. That no rent or other sums payable under the Lease have been prepaid except as provided by the terms thereof.

         5. That the security deposit as provided by the Lease has been paid.

         6. That there is no existing default under any of the terms and provisions of the Lease and that the undersigned does not now have or hold any defenses, setoffs or counterclaims against Landlord arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord which might be set off or credited against the accruing rents. Provided, however, the following items, if any, remain to be completed:

         7. That the rents provided in the Lease commenced to accrue on the 1st day of December, 1995.

         IN WITNESS WHEREOF, this Lease Term Certificate has been duly executed this 21st day of February, 1996.


                                            ----------------------------------

                                         By: /s/ J.F. Deschenes
                                            ----------------------------------
                                            J.F. Deschenes

                                      Title:
                                            ----------------------------------

                                       Date:    96-02-21
                                            ----------------------------------

                            FULTS REALTY CORPORATION
                        -------------------------------
                        Investment Real Estate Services



                                                         LOGO
Friday, July 28, 1995                                    1111 WEST
                                                         MOCKINGBIRD
Mr. Rory O. Cole                                         1111 W. Mockingbird Ln.
OpTel, Inc.                                              Suite 180
1111 West Mockingbird Lane                               Dallas, TX 75247
Suite 1130                                               214.630.3012
Dallas, TX 75247                                         214.630.5804 Fax

RE: OFFICE LEASE AGREEMENT

Dear Rory:

We are pleased to return your fully executed copy of OpTel's office lease agreement at 1111 West Mockingbird. Thanks for your business. It was indeed a pleasure to negotiate with you. Your team did a thorough job finalizing the lease, but I regretted that you weren't involved all the way through.

I want to invite you, Ada, Jean-Francois and Bob to dinner on Friday, August 4 to celebrate OpTel's relocation to 1111 West Mockingbird.



Sincerely,

FULTS REALTY CORPORATION
A Texas Corporation

/s/ Robert B. Powell
---------------------------
Robert B. Powell, CCIM
Marketing Representative

cc: Jean-Francois Deschenes